UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 3, 2021

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 002-86947	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	UBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

Effective as of 5:01 p.m. on December 3, 2021, United Bankshares, Inc. (“United”) completed its acquisition of Community Bankers Trust Corporation (“Community Bankers Trust”). Community Bankers Trust was merged with and into United (the “Merger”), pursuant to the terms of the Agreement and Plan of Reorganization, dated June 2, 2021, by and between United and Community Bankers Trust (the “Agreement”). The Merger was accounted for under the acquisition method of accounting.

Under the terms of the Agreement, each outstanding share of common stock of Community Bankers Trust was converted into the right to receive 0.3173 shares of United common stock, par value $2.50 per share.

Also, pursuant to the Agreement, at the effective time of the Merger, each outstanding Community Bankers Trust stock option granted under a Community Bankers Trust stock plan, whether vested or unvested as of the date of the Merger, vested as provided pursuant to the terms of such Community Bankers Trust stock plan and converted into an option to acquire United common stock adjusted based on the 0.3173 exchange ratio. Also, at the effective time of the Merger, each restricted stock unit granted under a Community Bankers Trust stock plan that was outstanding immediately prior to the effective time of the Merger vested in accordance with the formula and other terms of the Community Bankers Trust stock plan and converted into the right to receive shares of United common stock based on the 0.3173 exchange ratio.

Immediately following the Merger, Essex Bank, a wholly-owned subsidiary of Community Bankers Trust, merged with and into United Bank, a wholly-owned subsidiary of United (the “Bank Merger”) pursuant to an Agreement and Plan of Merger, dated June 2, 2021. United Bank survived the Bank Merger and continues to exist as a Virginia banking corporation.

There were no material relationships, other than in respect of the Merger, between Community Bankers Trust and United, its directors or officers or any of its affiliates.

The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Agreement, which is included as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

In connection with the Merger, and pursuant to a supplemental indenture dated December 3, 2021, United assumed all of Community Bankers Trust’s obligations, including its $4,124,000 Floating Rate Junior Subordinated Debentures due December 12, 2033, with respect to which U. S. Bank National Association serves as Trustee.

Item 7.01	Regulation FD Disclosure

On December 3, 2021, United issued a press release announcing that it had completed its acquisition of Community Bankers Trust. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

In accordance with general instruction B.2. of Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not required.

(b)	Pro forma financial information.

No pro forma financial information is required to be filed for the acquisition of Community Bankers Trust.

(c)	None.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Reorganization, dated June 2, 2021, by and between United Bankshares, Inc. and Community Bankers Trust Corporation †

99.1	Press Release, dated December 3, 2021, issued by United Bankshares, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving United’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: December 3, 2021	By:	/s/ W. Mark Tatterson
W. Mark Tatterson, Executive Vice
President and Chief Financial Officer